November 19, 1999

By Courier and Via Edgar


Mark W. Green
Assistant Director
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                           Re: Wholesale Auto Receivables Corporation Registration Statement on Form S-3 Filed June 2, 1999
                                    Registration No. 333-79799

Dear Mr. Green:

         Wholesale Auto Receivables Corporation has today filed Amendment No.1 to its Registration Statement on Form S-3, Registration No. 333-79799 (as amended, the "Registration Statement"). This letter responds to your letter dated July 21, 1999 relating to comments of the staff of the Securities and Exchange Commission in connection with the above-referenced submission.

         The responses to the staff's comments are numbered to relate to the corresponding comments in your letter (which are reproduced herein in italics). Where applicable, the revised pages or sections of the Registration Statement have been referenced. Unless otherwise indicated, all page references contained herein are to pages of the Registration Statement. Two copies of the Registration Statement are enclosed, one of which has been marked to show the changes from the Registration Statement as originally filed on June 2, 1999.

Securities and Exchange Commission
November 19, 1999
Page 2


General

Comment No. 1           Our   comments  apply  to   the  base    prospectus  and
                        prospectus  supplement.   If  comments  issued  for  one
                        apply  to   the  other,  make  conforming  revisions  as
                        appropriate.    Reflect  these  comments  in  any  other
                        prospectus supplement connected  with this  registration
                        statement. Confirm to  us  in   your  response  that you
                        will conform the relevant documents.

Response:               Conforming changes have been made in the base prospectus
                        and prospectus supplement in response to the staff's comments.

Comment No. 2           Send a  printed version  of the  registration  statement
                        with  the  next pre-effective  amendment to enable us to
                        evaluate  its   appearance  for  conformity  with  plain
                        English requirements.

Response:               A  printed  version of  the  Registration  Statement  is
                        enclosed with this letter.

Comment No. 3           Remove  all  defined  terms  from the  cover  pages  and
                        summary and risk factor sections.

Response:               All defined terms have been removed from the cover pages
                        and summary and risk factor sections.

Comment No. 4           Don't  capitalize  terms  that  you use for their common
                        meanings or  whose meanings  are clear from the context.
                        As examples, you capitalize the words:

                        notes                     trust
                        indenture trustee         securities
                        certificates              receivables

Response:               We have eliminated  unnecessary capitalization of terms,
                        including the terms referenced by the staff.

Comment No. 5           Don't define terms whose meanings are already clear. For
                        example, you define "DTC," "ERISA" and "IRS."

Securities and Exchange Commission
November 19, 1999
Page 3


Response:              The terms you reference (as well as others whose meanings
                       are already clear) are no longer defined.

Comment No. 6          Delete  the  index of terms in the prospectus supplement.
                       If you must define some terms outside the cover, summary and risk factors in order to write a clear document, put those terms in a glossary only and provide a page reference to the glossary following the risk factors.

Response:              The index of terms  in the prospectus supplement has been
                       deleted.

Comment No. 7          Sentences must be concise and clear on the first reading.
                       Use  short  understandable  sentences.   Your  disclosure
                       contains long confusing sentences.   See, for example, on
                       page 19 the first sentence of the second last paragraph and the second last sentence of the last paragraph.

Response:              The referenced sentences  have been revised (see page 19)
                       and we have revised the document to use shorter and more understandable sentences.

Comment No. 8          Revise  vague  and  legalistic  words  and  phrases  like
                       "such," "certain," "unless other specified" and "subject to."

Response:              The words and phrases  referenced by the  staff have been
                       revised.

Comment No. 9          Minimize the use of footnotes to  charts and tables.  For
                       example,  see  the  table  on  page  S-11.   If potential
                       investors need the information in the footnotes, present that information in a narrative discussion before or after the table.

Response:              The footnotes to the table have  been deleted.   See page
                       S-9.

Comment No. 10         Avoid embedded lists in paragraph form.  For example, see
                       the first and third risk factors on page 6.   Rather than
                       include these lists in paragraph form, break them out into bullet points with one bullet point for each item.
                       Use bullet points for regular numbers instead of small roman numerals. See Rule 421(b) of Regulation C.

Securities and Exchange Commission
November 19, 1999
Page 4


Response:              As  requested  by  the  staff,  we  have  eliminated  the
                       embedded  lists  referenced by  the staff  and have  made
                       conforming changes throughout the document.   See pages 7
                       and 8.

Comment No.11          Delete  parentheticals  in  your  document.     See,  for
                       example,  the  second   paragraph  under   "Accounts"  on
                       page   18.   Parentheticals    disrupt    the   flow   of
                       information  and  tend   to   make  sentences   long  and
                       confusing.  If the  information  in the parenthetical  is
                       important   enough   to include,  replace the parentheses
                       with commas or  dashes,   or  include  the  parenthetical
                       information in its own sentence.

Response:              As requested by the staff,  we have eliminated the use of
                       parenthetical phrases wherever possible throughout the document.

Comment No. 12         Eliminate  passive  voice  from  your  document  wherever
                       possible.  Rewrite  the disclosure  to indicate the actor
                       in  each  circumstance.   For  example,  in  the   second
                       paragraph under "Assets of the Trust" on page 4, you could change "will be sold by GMAC" to "GMAC will sell."

Response:              As requested by the staff,  we have eliminated the use of
                       the  passive  voice  wherever  possible  throughout   the
                       document.

Cover Pages

Comment No. 13         Limit the information presented on the cover to what Item
                       501 requires. Move any information that Item 501 does not
                       require  to  a  more  appropriate  place.   Surround  the
                       remaining  text  with ample white space and use wide left
                       and  right  margins.   See  Rule  421(d) of Regulation C.
                       Even  when   additional  space  is   available,   include
                       additional  information  only  when  that  information is
                       unique to the offering and indispensable to an investment
                       decision.   On  the  base cover,  for  example, you could
                       eliminate one of the references to the fact that payments
                       only will  come  from the trust.   Consider  whether  the
                       securities not offered under the prospectus are important enough to mention on the covers.

Response:              We have  revised the  cover pages to  the base prospectus
                       and prospectus supplement in accordance with the staff's comments.

Securities and Exchange Commission
November 19, 1999
Page 5

Comment No. 14         Revise to label prominently the securities' issuer.

Response:              As requested  by the staff,   we have revised   the cover
                       pages to more prominently label the securities' issuer, including increasing the font size of the issuer's name to differentiate it from the other parties and specifically identifying the issuer.

Base Prospectus

Risk Factors . . . page 6

Comment No. 15         The heading for each risk factor must adequately describe
                       the risk it addresses, including the effect on investors.
                       Generic headings like "Risk of Uncollectible  Receivables
                       Due to Sales out of Trust" do not clearly communicate the
                       risk and  effect.   Revise the  risk factor  headings  to
                       communicate the nature and extent of the risk and how it affects investors.

Response:              As requested by the staff,  we have revised the  headings
                       of most of the risk factors.  See pages 6 through 10.

Comment No. 16         Explain how the  risks  apply  to this  offering and  how
                       securityholders  participating   in  this  offering   are
                       affected by those risks.  Convey the risk immediately and
                       succinctly. Include just enough detail to put the risk in
                       context and place the  remaining detailed  information in
                       a more  appropriate  location.   For  example, under "The
                       Market May be Limited for Any Resale of the Term Notes," explain what consequence may flow if an investor is unable to sell readily the securities.

Response:              As requested  by the  staff, the risk  factors have  been
                       revised to eliminate unnecessary information and to describe the risks as quickly as possible.

Prospectus Supplement

Comment No. 17         Move  the  prospectus  supplement  into  Part  I  of  the
                       registration statement.

Securities and Exchange Commission
November 19, 1999
Page 6



Response:              The  prospectus  supplement has been moved into Part 1 of
                       the Registration Statement.

Important Notice About Information Presented . . . page 1

Comment No. 18         Delete the reference to the index.

Response:              As requested by the staff, the reference to the index has
                       been deleted.

Comment No. 19         Delete  the last  sentence  of the  second last paragraph
                       that states the prospectus and prospectus supplement disclosure may not be accurate after the dates on their covers. They must be accurate when used.

Response:              The sentence referenced by the staff has been deleted.

Closing Comments To the extent that you state you are including forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, or otherwise refer to those sections or the Private Securities Litigation Reform Act generally, note that we are not making any determination as to whether the disclosure, including, e.g., cautionary language or the placement of disclosure, satisfies their requirements.

Response:              The staff's comment is duly noted.

                                    * * * * *

         Please call the undersigned at 312-861-2347 or Richard V. Kent at 313-974-1680 with any questions or comments regarding the foregoing.


                                                     Sincerely,



                                                     Kenneth P. Morrison
cc: Richard V. Kent